UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K/A
CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): February 7, 2008

Javelin Pharmaceuticals, Inc.
(Exact name of registrant as specified in its charter)

Delaware	0-31114	88-0471759

(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

125 CambridgePark Drive, Cambridge Massachusetts		02140

(Address of principal executive offices)		(Zip Code)
Registrant’s telephone number, including area code (617) 349-4500

N/A
(Former name or former address, if changed since last report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

EXPLANATORY NOTE
     This Amendment No. 1 to the Current Report on Form 8-K of Javelin Pharmaceuticals, Inc. (the “Company”) filed on February 7, 2008 is furnished to disclose that the Company has regained compliance with Sections 121A and 802(a) of the American Stock Exchange (“Amex”) Company Guide requiring that a majority of the Board of Directors qualify as independent directors (the “Amex Rules”). The Current Reports on Form 8-K of the Company filed on February 7 and 21, 2008, respectively, are hereby incorporated by reference.

Item 3.01.	Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.
     On February 7, 2008, the Company previously reported that the Company no longer complied with Amex Rules regarding director independence. This deficiency resulted from the determination that Mr. Martin Driscoll no longer qualified as an independent director. On February 18, 2008, the Company’s Board of Directors (the “Board”) appointed Mr. Peter Kiernan to the Board. Mr. Kiernan qualifies as an independent director under the Amex Rules. At the time of his appointment, the Board had not yet determined the total number of directors of the Board who qualified as independent.
     On February 24, 2008, the Company’s Corporate Governance and Nominating Committee reviewed independence requirements for directors and determined that five directors, Messrs. Watson, Flanzraich, Nebgen, and Kiernan and Ms. Clegg, out of a total of eight directors, qualify as independent directors as defined in the Amex Rules. On February 25, 2008, the Board ratified such qualification pursuant to the Amex Rules.
     Accordingly, on February 26, 2008, the Company advised Amex that the Company is currently in compliance with the Amex Rules regarding director independence.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

JAVELIN PHARMACEUTICALS, INC.
	By:	/s/ Daniel B. Carr, M.D.
Daniel B. Carr, M.D.
	Title:	Chief Executive Officer

Dated: February 26, 2008

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